SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2017 (June 21, 2017)

Neuralstem, Inc.

(Exact name of registrant as specified in Charter)

Delaware	001-33672	52-2007292
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

20271 Goldenrod Lane, 2 nd Floor, Germantown, Maryland 20876

(Address of Principal Executive Offices)

(301) 366-4960

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 22, 2017, Neuralstem, Inc. (“Company”) held its 2017 Annual Meeting (“Annual Meeting”) at 8:00 a.m. EDT at 101 Park Avenue, 39th Floor, New York, New York 10178. Only stockholders of record as of the close of business on April 28, 2017 (“Record Date”) were entitled to vote at the Annual Meeting. As of the Record Date, 11,899,453 shares of the Company’s common stock were issued, outstanding and entitled, of which 7,180,865 shares were represented, in person or by proxy, and which constituted a quorum. The final results of the stockholder vote on each proposal brought before the meeting were as follows:

(a) Proposal 1. The following individual was elected as the Class III Director to serve for a three-year term expiring at the 2020 Annual Meeting based upon the following votes:

			Broker
Nominee	Votes For	Votes Withheld	Non-Votes
Richard Daly	1,745,740	23,685	5,411,440

(b) Proposal 2. The ratification of Dixon, Hughes, Goodman, the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 was ratified based upon the following votes:

			Broker
Votes For	Votes Against	Abstentions	Non-Votes
7,029,592	57,772	93,501	--

(c) Proposal 3. The amendment to the Company’s 2010 Equity Compensation Plan (“Plan”) to increase the number of shares eligible for issuance under the Plan by 700,000 was approved based upon the following votes:

			Broker
Votes For	Votes Against	Abstentions	Non-Votes
1,317,087	412,735	39,603	5,411,440

(d) Proposal 4. The non-binding advisory vote on executive compensation was approved based upon the following votes:

			Broker
Votes For	Votes Against	Abstentions	Non-Votes
1,556,672	172,631	40,122	5,411,440

(e) Proposal 5. The non-binding advisory vote on the frequency of holding future advisory votes on execution compensation received the following votes:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
1,166,241	37,885	512,530	52,735	5,411,474

Notwithstanding the foregoing, the Company’s board of directors (“Board”) has determined that future stockholder advisory (non-binding) votes on compensation of executives will occur every 3 years until the Board determines otherwise.

Item 8.01 Other Events.

On June 21, 2017, the compensation committee of the Company approved an amendment to the non-employee Board compensation policy effective July 1, 2017 whereby each non-employee director will receive a $100,000 annual board fee subject to annual review and adjustment. The annual board fee is payable as follows: (i) up to $50,000 in cash and (ii) the balance in equity grants consisting of common stock purchase options, restricted stock units or restricted stock, at the election of each non-employee director. Directors electing to receive a portion of their annual fee in cash will receive four equal quarterly payments during the year. Applicable equity grants will be made as of July 1 of each year and will vest quarterly over the grant year. Fees for new directors appointed or elected during the year will be pro-rated and made on the fifth (5th) day following such approval and acceptance on the Board.

Each non-employee director continuing service will be required to make an election to receive the board fee in either cash, restricted stock, restricted stock units, or common stock options or a combination thereof by June 15th of each year. All grants of restricted stock and restricted stock units will be valued using the adjusted closing bid price of the Company’s common stock on the applicable grant date. All option grants will be valued using the Black-Scholes option pricing model and are subject to customary assumptions used in the preparation of the financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEURALSTEM, INC

By:	/s/ Richard Daly
Richard Daly
Chief Executive Officer

Dated: June 27, 2017